EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For:  MAF Bancorp, Inc.                 Contact:    Jerry A. Weberling,
      55th Street & Holmes Avenue                     Chief Financial Officer
      Clarendon Hills, IL 60514                     Michael J. Janssen,
                                                      Senior Vice President
      www.mafbancorp.com                            (630) 325-7300


                       MAF BANCORP, INC. TO PARTICIPATE IN
                MIDWEST 2005 SUPER-COMMUNITY BANK CONFERENCE AND
              KEEFE, BRUYETTE & WOODS 2005 REGIONAL BANK CONFERENCE

Clarendon Hills, Illinois, February 28, 2005 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Midwest 2005 Super-Community Bank Conference to be held in Chicago, IL on March 1-2, 2005. The Company's presentation will be broadcast on the Internet at http://www.super-community banking.com/midwest/webcast.htm and will also be available through MAF's website at www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman and CEO of MAF Bancorp and Kenneth Koranda, Vice Chairman and President of MAF Bancorp, which is scheduled to be delivered on Tuesday, March 1, 2005 at 3:35 p.m. Central Time.

MAF will also be participating in the Keefe, Bruyette & Woods 2005 Regional Bank Conference to be held in Boston, MA on March 2-3, 2005. The Company's presentation will be broadcast on the Internet at http://www.kbw.com and will also be available at www.mafbancorp.com. Allen Koranda and Kenneth Koranda are scheduled to deliver their presentation on Thursday, March 3, 2005 at 12:30 p.m. Central Time. Both presentations will be available on the respective websites for two weeks following the conferences.

MAF is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 72 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in the Milwaukee area operate under the name "St. Francis Bank, a division of Mid America Bank." The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.


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